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                                                                     EXHIBIT 1.1
                                                                     -----------
                             STILWELL FINANCIAL INC.
                            (a Delaware corporation)

                   $[____________] [TITLE OF DEBT SECURITIES]

                             UNDERWRITING AGREEMENT


                                                                          [DATE]
[NAMES OF REPRESENTATIVES]
     for themselves and as Representatives for the Underwriters named in Schedule A, attached hereto (the "Representatives")
     [ADDRESS OF REPRESENTATIVES]

Ladies and Gentlemen:

          Stilwell Financial Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several underwriters named in Schedule A attached hereto (collectively, the "Underwriters"), subject to the terms and conditions set forth herein, an aggregate principal amount of $[___________] [TITLE OF DEBT SECURITIES] of the Company (the "Securities") to be issued under an indenture dated as of [DATE] (the "Indenture") between the Company and The Chase Manhattan Bank, as trustee (the "Trustee"). Subject to the terms and conditions set forth herein, the Underwriters agree to purchase from the Company, severally and not jointly, the respective amounts of Securities set forth in Schedule A opposite their respective names at the purchase price set forth herein.

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (Registration No. 333- [______]) relating to shares of common stock, par value $0.01 per share (the "Common Stock"), shares of preferred stock and debt securities of the Company. Such registration statement has been declared effective by the Commission and the Indenture has been qualified under the Trust Indenture Act of 1939 (the "1939 Act"). Such registration statement and the prospectus constituting a part thereof, including all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the Securities Exchange Act of 1934 (the "1934 Act"), the Securities Act of 1933 (the "1933 Act"), or otherwise, are collectively referred to herein as the "Registration Statement" and the "Prospectus," respectively; provided, however, that any supplement to the Prospectus shall be deemed to have supplemented the Prospectus only with respect to the offering of securities to which such supplement relates.

          SECTION 1.  Representations and Warranties by the Company.  The
                      ---------------------------------------------
Company represents and warrants to the Underwriters as follows:

          (a) The Registration Statement and the Prospectus, at the time the Registration Statement became effective and as of the date hereof, complied in all material respects with the requirements of the 1933 Act, the rules and regulations of the
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     Commission thereunder (the "Regulations"), and the 1939 Act. The
     Registration Statement and the Prospectus, at the time the Registration Statement became effective and as of the date hereof, do not contain, and as of the Closing Time (as hereinafter defined) will not contain, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the representations and warranties in this subsection shall not apply to (i) statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or Prospectus or (ii) that part of the Registration Statement that shall constitute the Statement of Eligibility and Qualification under the 1939 Act (Form T-1) of the Trustee under the Indenture.

          (b) The financial statements and the supporting schedules included in the Registration Statement and Prospectus present fairly the financial position of the Company and its subsidiaries on a consolidated basis, as of the dates indicated, and the respective results of operations for the periods specified, in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved.

          (c) The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations thereunder, and, when read together and with the other information in the Prospectus, at the time the Registration Statement became effective and at the time any amendments thereto become effective or hereafter during the period specified in Section 3(b), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

          (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated in or contemplated by the Registration Statement and Prospectus, there has not been any material adverse change in the financial condition of the Company and its subsidiaries considered as one enterprise, or in the results of operations or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

          (e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement.

          (f) The execution and delivery of this Agreement and the Indenture, and the consummation of the transactions contemplated herein and therein, have been duly authorized by all necessary corporate action and will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of

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     the Company, pursuant to any indenture, loan agreement, contract or other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or, to the best of its knowledge, any order, rule or regulation applicable to the Company of any court or of any federal, state or other regulatory authority or other governmental body having jurisdiction over the Company.

          (g) The Securities have been duly authorized for issuance and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the provisions of the Indenture, against payment of the consideration therefor in accordance with this Agreement, the Securities will be valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights or by general equity principles and will be entitled to the benefits of the Indenture, and the Securities and the Indenture conform in all material respects to all statements relating thereto contained in the Prospectus.

          (h) If the Securities are convertible into shares of Common Stock, the shares of the Common Stock issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and, when issued and delivered in accordance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such shares of Common Stock upon such conversion will not be subject to preemptive rights.

          (i) PricewaterhouseCoopers LLP are independent certified public accountants as required by the 1933 Act and the Regulations.

          Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with an offering of the Securities shall be deemed a representation and warranty by the Company, as to the matters covered thereby, to each Underwriter participating in such offering.

          SECTION 2.  Purchase and Sale; Closing.
                      --------------------------

          (a) On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions herein set forth, the Company agrees to sell to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company, the principal amount of Securities set forth in Schedule A hereto opposite to its name at a purchase price equal to [___]% of the aggregate principal amount of the Securities.

          (b) Payment of the purchase price for, and delivery of, any Securities to be purchased by the Underwriters shall be made at the office of Shearman & Sterling, 599 Lexington Avenue, New York, NY 10022, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 a.m., New York City time, on [DATE], or such other

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date and time as the Company and the Underwriters may agree in upon in writing.
Such time and date of payment and delivery are herein referred to as the "Closing Time." Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Underwriters of the Securities purchased by the Underwriters. The Securities shall be in such denominations and registered in such names as the Representatives may request in writing at least two business days prior to the Closing Time.

          SECTION 3.     Covenants of the Company.  The Company covenants with
                         ------------------------
the Underwriters as follows:

          (a) The Company will prepare a Prospectus Supplement relating to the Securities setting forth the names of the Underwriters, the principal amount of Securities to be issued, the price at which the Securities are to be purchased by the Underwriters from the Company, the initial public offering price, the selling concession and reallowance, if any, and such other information as the Representatives of the Underwriters and the Company may deem appropriate in connection with the offering of the Securities. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 of the Regulations and will furnish to the Underwriters named therein as many copies of the Prospectus and such Prospectus Supplement (excluding schedules, exhibits and all documents incorporated or deemed to be incorporated by reference in the Prospectus, unless requested by the Representatives in writing) as the Representatives shall reasonably request.

          (b) If, at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to further amend or supplement the Prospectus so that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in the light of circumstances existing at the time it is delivered to a purchaser or if it shall be necessary, in the opinion of either such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus to comply with the requirements of the 1933 Act or the Regulations, the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements; provided that, notwithstanding the provisions of
     Section 5 hereof, the Underwriters shall pay or cause to be paid all fees, expenses and disbursements relating to any such amendments or supplements if such amendments or supplements are dated or filed with the Commission after 9 months from the date hereof.

          (c) The Company will make generally available to its security holders earnings statements (which need not be audited) satisfying the provisions of Section 11(a) of the 1933 Act and Rule 158 thereunder no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Company commencing

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     after the "effective date of the Registration Statement" (as defined in
     Rule 158), which statements shall cover the said 12-month periods.

          (d) At any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, the Company will give the Representatives notice of its intention to file any amendment to the Registration Statement, or any amendment or supplement to the Prospectus (only insofar as such amendment or supplement to the Prospectus relates to the Securities to be issued and sold pursuant to the terms and conditions hereof), whether pursuant to the 1934 Act, the 1933 Act or otherwise (other than the filing of any document required to be filed under the 1934 Act which, upon filing, is deemed to be incorporated by reference into the Registration Statement or Prospectus), will furnish the Representative with copies of any such amendment or supplement or other documents proposed to be filed within a reasonable time in advance of filing, and will not file any such amendment or supplement or other documents in a form to which the Representatives or counsel for the Underwriters shall reasonably object.

          (e) At any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, the Company will notify the Representatives promptly, and confirm such notice in writing, of
     (i) the effectiveness of any amendment to the Registration Statement, (ii) the filing of any amendment or supplement to the Prospectus (other than the filing of any document required to be filed under the 1934 Act which, upon filing, is deemed to be incorporated by reference into the Registration Statement or Prospectus), (iii) the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or any amendment or supplement to the Prospectus (only insofar as such comments relate to any amendment or supplement to the Prospectus relating to the Securities to be issued and sold pursuant to the terms and conditions hereof), (iv) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information (only insofar as such requests relate to any amendment or supplement to the Prospectus relating to the Securities to be issued and sold pursuant to the terms and conditions hereof), and (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will use reasonable efforts to prevent the issuance of any order suspending the effectiveness of the Registration Statement during such periods when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, and, if any stop order is issued, to use reasonable efforts to obtain the withdrawal of such stop order at the earliest possible moment.

          (f) At any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, the Company will deliver to the Representatives as many conformed copies of the registration statement as originally filed and of each amendment thereto, excluding schedules, exhibits and all documents incorporated or deemed to be incorporated in the Prospectus by reference (unless so requested by the Representatives in writing), as the Representatives may reasonably request.

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          (g) The Company will endeavor in good faith to qualify the Securities for offering and sale under the applicable securities laws of such jurisdictions as the Representatives shall reasonably request; provided, however, that the Company shall not be obligated to file any general consent to service or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not now so subject or qualified. The Company will maintain such qualifications in effect for as long as may be required for the distribution of the Securities.

          (h) During the period when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, the Company will file all documents required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act within the time periods required by the 1934 Act and the regulations thereunder.

          (i) During the period beginning the date hereof and continuing to and including the Closing Time, the Company will not, without the Representative's prior consent, offer to sell, or enter into any agreement to sell, any new issue of debt securities of the Company (including additional Securities) with a maturity of more than one year, and which are substantially similar to such Securities.

          SECTION 4.  Conditions of Underwriters' Obligations.  The several
                      ---------------------------------------
obligations of the Underwriters to purchase Securities pursuant to the terms hereof are subject to the accuracy of the representations and warranties on the part of the Company herein contained, to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance by the Company of all of its covenants and other obligations set forth herein and to the following further conditions:

          (a) At the Closing Time (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, (ii) the rating assigned by Moody's Investors Service, Inc. and Standard & Poor's Corporation to any long-term debt securities of the Company shall not have been lowered since the execution of this Agreement and (iii) there shall not have come to the Representatives' attention any facts that would cause the Representatives to believe that the Prospectus, together with the applicable Prospectus Supplement, at the time it was required to be delivered to a purchaser of the Securities, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at such time, not misleading.

          (b) At the Closing Time, the Representatives shall have received:

               (1) The written opinion, dated as of the Closing Time, of counsel for the Company, in form and substance satisfactory to the Representatives, to the effect that:

                    (i) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware.

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                    (ii)    This Agreement has been duly authorized, executed
               and delivered by the Company.

                    (iii) The Indenture pursuant to which the Securities are being issued has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and except as enforcement thereof is subject, in the case of Securities denominated in a foreign currency or currency unit, to provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

                    (iv) The Securities have been duly authorized by the Company and, when executed and authenticated as specified in the Indenture and delivered against payment pursuant to this Agreement, the Securities will be valid and binding obligations of the Company entitled to the benefits of the Indenture, and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and except as enforcement thereof is subject, in the case of Securities being denominated in a foreign currency or currency unit, to provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

                    (v) The Securities and the Indenture conform in all material respects as to legal matters to the descriptions thereof in the Prospectus.

                    (vi)    The Indenture has been duly qualified under the 1939
               Act.

                    (vii) If the Securities are convertible into shares of Common Stock, the shares of Common Stock issuable upon conversion thereof have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and when issued and delivered in accordance with the provisions of this Agreement relating thereto, will be validly issued, fully paid and non-assessable, and the issuance of such shares upon such conversion will not be subject to preemptive rights.

                    (viii) The Registration Statement is effective under the 1933 Act and, to the best of their knowledge and information, no stop order

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               suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                    (ix) The Registration Statement and Prospectus, and each amendment or supplement thereto (except for the financial statements and other financial data included therein or omitted therefrom and the Statement of Eligibility and Qualification of the Trustee on Form T-1, as to which such counsel need express no opinion), as of their respective effective or issue dates, appear on their face to have been appropriately responsive in all material respects to the requirements of the 1933 Act, the 1939 Act and the Regulations.

                    (x) The documents incorporated by reference in the Prospectus (except for the financial statements and other financial data included therein or omitted therefrom, as to which such counsel need express no opinion), as of the dates they were filed with the Commission, appear on their face to have been appropriately responsive in all material respects to the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

                    (xi) The execution and delivery of this Agreement, the fulfillment of the terms herein set forth and the consummation of the transactions herein contemplated will not conflict with the charter or by-laws of the Company.

               Such opinion shall also state that such counsel has not verified, and is not passing upon and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, other than those mentioned in Section 4(b)(1)(v) hereof. Such counsel has, however, generally reviewed and discussed such statements with certain officers of the Company and its auditors. In the course of such review and discussion, no facts have come to such counsel's attention that lead such counsel to believe (i) that the Registration Statement or any amendment thereto (except for the financial statements and other financial data included therein or omitted therefrom and the Statement of Eligibility and Qualification of the Trustee on Form T-1, as to which such counsel need not comment), at the time the Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) that the Prospectus or any amendment or supplement thereto (except for the financial statements and other financial data included therein or omitted therefrom, as to which such counsel need not comment), at the time the Prospectus (together with any such amendment or supplement relating to the Securities) was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary

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          in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (2) The written opinion, dated as of the Closing Time, of the General Counsel of the Company to the effect that (i) the Company is duly qualified to transact business and is in good standing in the states in which such qualification is required, and (ii) the execution and delivery of this Agreement and the Indenture, the fulfillment of the terms herein and therein set forth and the consummation of the transactions herein and therein contemplated will not conflict with or constitute a breach of, or default under, the charter or by-laws of the Company or any agreement, indenture or other instrument known to such counsel of which the Company or any of its subsidiaries is a party or by which it or any of them is bound, or any law, administrative regulation or administrative or court order known to him to be applicable to the Company.

               (3) The written opinion, dated as of the applicable Closing Time, of [____________], counsel for the Underwriters, with respect to the matters set forth in Section 4(b)(1)(i) to Section 4(b)(1)(vi), inclusive, Section 4(b)(1)(viii), Section 4(b)(1)(ix) and Section 4(b)(1)(xi) of this Agreement.

          (c) At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the financial condition of the Company and its subsidiaries considered as one enterprise, or in the results of operations or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change and (ii) the other representations and warranties of the Company contained in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time.

          (d) The Representatives shall have received from PricewaterhouseCoopers LLP or other independent certified public accountants acceptable to the Representatives a letter, dated the date hereof, in form and substance satisfactory to the Representatives containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to financial statements and certain financial information contained in the Registration Statement and the Prospectus.

          (e) The Representatives shall have received from PricewaterhouseCoopers LLP or other independent certified public accountants acceptable to the Representatives a letter, dated the Closing Time, reconfirming or updating the letter required by Section 4(d) above to the extent that may be reasonably requested by the Representative.

          If any condition specified in this Section 4 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to

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the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in
Section 5.

          SECTION 5.  Payment of Expenses.  The Company will pay all expenses
                      -------------------
incident to the performance of its obligations under this Agreement, including
(i) the printing and filing of the Registration Statement and all amendments thereto and the printing of this Agreement, (ii) the preparation, issuance and delivery of the Securities to the Underwriters, (iii) the fees and disbursements of the Company's counsel and accountants, (iv) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(g), including filing fees and the fee and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any blue sky surveys and legal investment surveys, (v) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to the Underwriters of copies of the Indenture and any blue sky surveys and legal investment surveys, (vii) the fees, if any, of rating agencies and (viii) the fees and expenses, if any, incurred in connection with the listing of the Securities on any national securities exchange.

          If this Agreement is terminated by the Representatives in accordance with the provisions of Section 4 or Section 9(i), the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

          SECTION 6.  Indemnification.  (a)  The Company agrees to indemnify
                      ---------------
and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or any omission or alleged omission therefrom, of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom, of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto), or was made in reliance upon the Form T-1 of Trustee under the Indenture;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or

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     omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above.

          In no case shall the Company be liable under this indemnity agreement with respect to any claim made against any Underwriter or any such controlling person unless the Company shall be notified in writing of the nature of the claim within a reasonable time after the assertion thereof, but failure so to notify the Company shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The Company shall be entitled to participate at its own expense in the defense, or if it so elects within a reasonable time after receipt of such notice, to assume the defense for any suit brought to enforce any such claim, but if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Underwriter or Underwriters or controlling person or persons, defendant or defendants in any suit so brought. In the event that the Company elects to assume the defense of any such suit and retains such counsel, the Underwriter or Underwriters or controlling person or persons, defendant or defendants in the suit shall bear the fees and expenses of any additional counsel thereafter retained by them. In the event that the parties to any such action (including impleaded parties) include both the Company and one or more Underwriters and any such Underwriter shall have been advised by counsel chosen by it and satisfactory to the Company that there may be one or more legal defenses available to it which are different from or additional to those available to the Company, the Company shall not have the right to assume the defense of such action on behalf of such Underwriter and will reimburse such Underwriter and any person controlling such Underwriter as aforesaid for the reasonable fees and expenses of any counsel retained by them, it being understood that the Company shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such Underwriters and controlling persons, which firm shall be designated in writing by the Representative. The Company agrees to notify the Representative within a reasonable time of the assertion of any claim against it, any of its officers or directors or any person, if any, who controls the Company within the meaning of
Section 15 of the 1933 Act, in connection with the sale of the Securities.

          (b) Each Underwriter severally agrees that it will indemnify and hold harmless the Company and each of its officers who signs the Registration Statement and each of its directors and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act to the same extent as the foregoing indemnity from the Company, but only with respect to statements or omissions made in the Prospectus (or any amendment or supplement thereto) or the Registration Statement (or any amendment thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto). In case any action shall be brought against the Company or any person so indemnified based on the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each person so indemnified shall have the rights and duties given to the Underwriters, by the provisions of subsection (a) of this Section.

          SECTION 7.   Contribution.  If the indemnification provisions
                       ------------
provided in Section 6 above should under applicable law be unenforceable in respect of any losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Securities and also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the Prospectus, bear to the aggregate public offering price of the Securities. The relative fault shall be determined by reference to, among other things, whether the indemnified party failed to give the notice required under Section 6 above including the consequences of such failure, and whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission of the Company and the Underwriters, directly or through the Representative of the Underwriters. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions in respect thereof) referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 7 to contribute are several in proportion to their respective underwriting obligations and not joint.

          The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer who signs the Registration Statement and each director of the Company and to each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act.

          SECTION 8.   Representations, Warranties and Agreements to Survive
                       -----------------------------------------------------
Delivery.  All representations, warranties and agreements contained in this
--------
Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination of this Agreement, or any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of any Securities to the Underwriters.

          SECTION 9.   Termination.  The Representative may terminate this
                       -----------
Agreement, immediately upon notice to the Company, at any time prior to the Closing Time (i) if there has been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the financial condition of the Company and its subsidiaries considered as one enterprise, or in the results of operations or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, impracticable to market the Securities or enforce contracts for the sale of the Securities, or (iii) if trading in the Common Stock of the Company has been suspended by the Commission or a national securities exchange or if trading on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities. In the event of any such termination, (x) the covenants set forth in Section 3 with respect to any offering of Securities shall remain in effect so long as any Underwriter retains beneficial ownership of any such Securities purchased from the Company pursuant to the terms of this Agreement and (y) the covenant set forth in Section 3(c), the provisions of Section 5, the indemnity agreement set forth in Section 6, the contribution provisions set forth in Section 7 and the provisions of Section 8 shall remain in effect.

          SECTION 10.  Default.  If one or more of the Underwriters
                       -------
participating in an offering of Securities shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase hereunder (the "Defaulted Securities"), then the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, during such 24 hours the Representative shall not have completed such arrangements for the purchase of all of the Defaulted Securities, then:

          (a) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased pursuant to terms of this Agreement, the non-defaulting Underwriters hereof shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations thereunder bear to the underwriting obligations of all such non-defaulting Underwriters; or

          (b) if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased pursuant to the terms of this Agreement, this Agreement shall terminate without any liability on the part of any non-defaulting Underwriters or the Company.

          No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          In the event of a default by any Underwriter or Underwriters as set forth in this Section, either the Representative or the Company shall have the right to postpone the Closing Time for a period not exceeding seven (7) days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.

          SECTION 11.  Notices.  All notices and other communications
                       -------
hereunder shall be in writing and shall be deemed duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative; notices to the Company shall be directed to it at:

          Stilwell Financial Inc.
          920 Main Street, 21/st/ Floor
          Kansas City, Missouri 64105
          Attention:  Vice President - Legal and Corporate Secretary

          SECTION 12.  Parties.  This Agreement shall inure to the benefit of
                       -------
and be binding upon the Company and any Underwriter who becomes a party hereto, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto or thereto and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

          SECTION 13.  Governing Law.  This Agreement shall be governed by and
                       -------------
construed in accordance with the laws of the State of New York.

          SECTION 14.  Counterparts.  This Agreement may be executed any
                       ------------
number of counterparts and, if executed in more than one counterpart, the executed counterparts shall constitute a single instrument.

                                    Very truly yours,
                                    -----------------

                                    STILWELL FINANCIAL INC.


                                    By:  ________________________
                                         Name:
                                         Title:


CONFIRMED AND ACCEPTED
AS OF THE DATE HEREOF:

[NAMES OF REPRESENTATIVES]
     for themselves and on behalf
     of the several Underwriters
     named in Schedule A hereto


By:  ___________________________________
     Name:
     Title:

                                                                      SCHEDULE A
                                                                      ----------

-------------------------------------------------------------------------------------------
                                                             Principal Amount of Securities
                                                             ------------------------------
Underwriters                                                 to be Purchased
------------                                                 ---------------
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
     TOTAL:

-------------------------------------------------------------------------------------------